UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2012

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 3, 2012, Silicon Laboratories Inc. (“Silicon Laboratories”) completed the acquisition of Ember Corporation (“Ember”) for $72.0 million plus an amount equal to the sum of Ember’s cash minus certain liabilities as of the closing date. The Agreement and Plan of Merger (the “Agreement”) provides for additional consideration that is payable on a dollar for dollar basis to the extent that revenue from Ember’s products exceed $27.0 million over a one-year period from the beginning of the third fiscal quarter of 2012 through the end of the second fiscal quarter of 2013 (the “Earn-out Period”). The acquisition was completed pursuant to the terms of the Agreement dated May 16, 2012, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2012 and is incorporated herein by reference. The foregoing description of the transaction is qualified in its entirety by the full text of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

2.1

Agreement and Plan of Merger, dated May 16, 2012, by and among Silicon Laboratories Inc., El Dorado Merger Sub, Inc., Ember Corporation and Todd Hixon, as Stakeholder Representative (filed as Exhibit 2.1 to the Form 8-K filed on May 21, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

July 5, 2012	/s/ Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr.
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated May 16, 2012, by and among Silicon Laboratories Inc., El Dorado Merger Sub, Inc., Ember Corporation and Todd Hixon, as Stakeholder Representative (filed as Exhibit 2.1 to the Form 8-K filed on May 21, 2012)